UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

Nationstar Mortgage Holdings Inc. (Exact name of registrant as specified in its charter)	Nationstar Mortgage LLC (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)

001-35449 (Commission File Number)	333-171370 (Commission File Number)

45-2156869 (I.R.S. Employer Identification No.)	75-2921540 (I.R.S. Employer Identification No.)

350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)	350 Highland Drive Lewisville, Texas 75067 (469) 549-2000 (Address, including zip code, and telephone number, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2012, in connection with the acquisition of certain residential mortgage servicing assets from Aurora Loan Services LLC and Aurora Bank FSB (collectively, “Sellers”), a bankruptcy-remote special purpose subsidiary of Nationstar Mortgage LLC (the “Company”) entered into a $150,000,000 committed revolving advance financing facility (which was subsequently adjusted down to $100,000,000) with Wells Fargo Bank, N.A. (the “Wells Fargo Agency Advance Facility”) secured by receivables representing the right to be reimbursed by the Federal Home Loan Mortgage Corporation (the “Agency Receivables”) for (i) advances made or acquired by the Company of delinquent principal and interest and tax and insurance escrow payments when the borrower on the underlying mortgage loan has not made such payments and (ii) advances made or acquired by the Company of fees, costs and expenses to enforce remedies with respect to defaulted mortgage loans and to foreclose on, manage and liquidate the related properties securing such mortgage loans, with a twelve-month revolving period and a stated maturity date on the date that is twelve months following the initial funding.

As of June 28, 2012, in connection with the acquisition of certain residential mortgage servicing assets from Sellers, certain bankruptcy-remote special purpose subsidiaries of the Company entered into three (3) committed revolving advance financing facilities (each a “Non-Agency Advance Facility” and collectively, the “Non-Agency Advance Facilities” and, together with the Wells Fargo Agency Advance Facility, the “Advance Facilities”) secured by pools of receivables (the “Non-Agency Receivables” and, together with the Agency Receivables, the “Receivables”) representing the right to be reimbursed under certain designated mortgage loan servicing agreements for (i) advances made or acquired by the Company of delinquent principal and interest and tax and insurance escrow payments when the borrower on the underlying mortgage loan has not made such payments; (ii) advances made or acquired by the Company of fees, costs and expenses to enforce remedies with respect to defaulted mortgage loans and to foreclose on, manage and liquidate the related properties securing such mortgage loans and (iii) certain earned but unpaid servicing fees, as follows: (x) a $450,000,000 Non-Agency Advance Facility with Wells Fargo Bank, N.A. (the “Wells Fargo Non-Agency Advance Facility”) with a twelve-month revolving period and a stated maturity date on the date that is twelve months following the initial funding; (y) a $600,000,000 (reducing to $500,000,000 on March 15, 2013) Non-Agency Advance Facility with Credit Suisse AG (the “Credit Suisse Advance Facility”) with a twenty-four month revolving period and a stated maturity date on the date that is twenty-four months following the end of the revolving period and (z) a $350,000,000 Non-Agency Advance Facility with The Royal Bank of Scotland plc (the “RBS Advance Facility”) with a revolving period of 364 days and a stated maturity date that is twenty-four months following the end of the revolving period.

Interest on the variable funding notes issued under the Advance Facilities will bear interest at (i) LIBOR plus certain specified margins, in the case of the Wells Fargo Agency Advance Facility and the Wells Fargo Non-Agency Advance Facility, and (ii) a cost of funds rate (in the case of amounts funded through the issuance of commercial paper) or LIBOR (in the case of amounts funded other than through the issuance of commercial paper) plus, in each case, certain specified margins, in the case of the Credit Suisse Non-Agency Advance Facility and the RBS Non-Agency Advance Facility. In addition, the Company will pay certain fees pursuant to each of the Advance Facilities as specified therein.

Each Advance Facility is non-recourse to the Company and is structured as an issuance of asset-backed notes under which the Company sells, assigns and transfers its right, title and interest in and to the applicable Receivables to a newly-formed, bankruptcy-remote, special purpose limited liability company formed for the purpose of entering into the transactions contemplated by the relevant Advance Facility; such limited liability company sells, assigns and transfers its right, title and interest in and to such Receivables to a newly-formed, bankruptcy-remote Delaware statutory trust (each, an “Advance Facility Issuer”) and such Advance Facility Issuer enters into an indenture (each, an “Advance Facility Indenture”) with an indenture trustee pursuant to which it issues variable funding notes to one or more financial institutions or an asset-backed commercial paper conduit administered by such financial institutions secured by a pledge of its right, title and interest in and to such Receivables.

The funding availability under each Advance Facility will be determined from time to time based on a borrowing base computation pursuant to which the outstanding unreimbursed balance of each different type of relevant Receivable will be multiplied by discount factors applicable to such type. These discount factors are subject to reduction based on the characteristics of the related Receivables or the mortgage loans to which they relate and various Receivable performance metrics. The borrowing base for each Advance Facility is also derived, in part, based on certain concentration limits applicable to the relevant Receivables.

Each Advance Facility Indenture contains customary representations and warranties, as well as affirmative and negative covenants. Affirmative covenants include, among others, financial and other reporting requirements, provision of notices of material events, maintenance of existence, maintenance of books and records, compliance with laws, compliance with covenants under the designated servicing agreements and maintaining certain servicing standards with respect to the Receivables and the related mortgage loans.

Negative covenants include, among others, limitations on amendments to the designated servicing agreements, limitations on netting or offsets with respect to the collections under the designated servicing agreements and limitations on amendments to the seller’s procedures and methodology for reimbursing the Receivables or determining that Receivables have become non-recoverable.

Each of the Wells Fargo Agency Advance Facility, the Wells Fargo Non-Agency Advance Facility and the RBS Non-Agency Advance Facility includes financial covenants with respect to (i) the Company’s ratio of Total Indebtedness to Tangible Net Worth (each as defined in the applicable Advance Facility Indenture); (ii) the Company’s minimum Liquidity (as defined in the applicable Advance Facility Indenture) and (iii) the Company’s minimum Tangible Net Worth (as defined in the applicable Advance Facility Indenture). The Credit Suisse Non-Agency Advance Facility includes early amortization events, the effect of which are to terminate the revolving period thereunder, in respect of financial tests (measured on a monthly basis) concerning (i) the Company’s ratio of Total Indebtedness to Tangible Net Worth (each as defined in the applicable Advance Facility Indenture); (ii) the amount of available borrowing capacity under the Company’s committed servicer advance funding facilities; (iii) the Company’s minimum Tangible Net Worth (as defined in the applicable Advance Facility Indenture) and (iv) the average operating net income of the Company.

Each Advance Facility Indenture contains customary events of default, including, among others, non-payment of principal, interest or other amounts when due (subject to a grace period for payment of interest and certain other amounts), inaccuracy of representations and warranties, violation of covenants, cross defaults and cross-acceleration with respect to certain other indebtedness, bankruptcy, insolvency or inability to pay debts, certain undischarged judgments, the applicable Advance Facility Issuer becoming subject to registration as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, the occurrence of a borrowing base deficiency, the failure of the applicable Advance Facility Issuer to own the Receivables free and clear of liens other than permitted liens or the applicable trustee under the applicable Advance Facility Indenture to have a first priority perfected security interest in the related Receivables and the failure to maintain required hedging. Upon the occurrence and during the continuance of an event of default under the Advance Facility Indentures, the requisite percentage of the related noteholders may declare the notes and all other obligations of the applicable Advance Facility Issuer thereunder immediately due and payable and may terminate the commitments. A bankruptcy event of default causes such obligations automatically to become immediately due and payable and the commitments automatically to terminate.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2012, the Company completed the previously announced acquisition of approximately $63.68 billion of residential mortgage servicing rights, as measured by unpaid principal balance, approximately $1.74 billion of related servicing advance receivables and certain other assets from Sellers for an aggregate purchase price of approximately $1.96 billion (the “Acquisition”). The Company funded the purchase price through a combination of cash on hand, the proceeds of a co-investment by Newcastle Investment Corp. (“Newcastle”) and the proceeds from the Advance Facilities. The Company is an affiliate of the manager of Newcastle.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On June 29, 2012, Nationstar Mortgage Holdings Inc. issued a press release announcing the completion of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated June 29, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: July 5, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani
Executive Vice President and General Counsel

Nationstar Mortgage LLC

Date: July 5, 2012	By:	/s/ Anthony W. Villani
Anthony W. Villani
Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 29, 2012